SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 7, 2001

CALIPER TECHNOLOGIES CORP.

(Exact name of registrant as specified in charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-28229 (Commission File Number)	33-0675808 (I.R.S. Employer Identification No.)

605 FAIRCHILD DRIVE
MOUNTAIN VIEW, CA 94043-2234
(Address of principal executive offices and zip code)

(650) 623-0700
(Registrant’s telephone number, including area code)

1.

Item 5. Other Events.

      On June 7, 2001, the law firm of Bernstein Liebhard & Lifshitz, LLP announced that it had filed a securities class action lawsuit on behalf all persons who acquired Caliper Technologies Corp. securities between December 15, 1999 and December 6, 2000. The press release further states that the case is pending in the United States District Court for the Southern District of New York located at 500 Pearl Street, New York, NY 10007, and that named as defendants in the complaint are Caliper, Caliper’s Chief Executive Officer Daniel L. Kisner, Caliper’s Chief Financial Officer James L. Knighton, and Credit Suisse First Boston Corporation, one of the lead underwriters of the Company’s initial public offering in December 1999. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7. Exhibits.

Exhibit 99.1.      Press Release Dated January 7, 2001.

2.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CALIPER TECHNOLOGIES CORP.

DATE: June 7, 2001	By:	/s/ James L.Knighton

James L. Knighton Vice President, Finance and Chief Financial Officer

3.

INDEX TO EXHIBITS

Exhibit 99.1.      Press Release Dated January 7, 2001.

4.